UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest event reported)	December 6, 2006

Berkshire Income Realty, Inc
(Exact name of Registrant as specified in its charter)

Maryland	001-31659	32-0024337
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Beacon Street, Boston, Massachusetts		02108
(Address of principal executive offices)		(Zip Code)

Registrants telephone number, including area code		(617) 523-7722

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 - Completion of Acquisition or Disposition of Assets

On December 6, 2006, the operating partnership of the Registrant, BIR-OP, through a newly formed and wholly owned subsidiary, BIR Lenox, L.L.C., consummated the acquisition of 100% of the fee simple interest of The Standard at Lenox Park Apartments , a 375 unit multifamily apartment community located in Atlanta, Georgia, from ING U.S.- Residential Fund, L.P., an unaffiliated third party.

The purchase price of $47,100,000 was paid with a combination of proceeds from new first mortgage debt of $35,000,000, which is collateralized by the property, and cash from available working capital. The purchase price was subject to normal operating pro rations and adjustments as provided for in the purchase and sale agreement.

Item 9.01 - Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired

Financial statements for the property acquired and noted in Item 2.01 herein are not available at this time and will be filed by amendment as soon as practicable, but not later than February 21, 2007.

(b)	Pro Forma Financial Information

Pro forma financial information of the Registrant reflecting the property acquired and noted in Item 2.01 herein is not available at this time and will be filed by amendment as soon as practicable, but not later than February 21, 2007.

(c)	Exhibits.

Exhibit 10.2	Purchase and Sale Agreement between Berkshire Income Realty – OP, L.P. and ING U.S. – Residential Fund, L.P., dated November 10, 2006. *

*Previously filed as an exhibit to the Registrant’s Current Report on Form 8-K, filed with the Securities and
Exchange Commission on November 16, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Berkshire Income Realty, Inc.

Date: December 12, 2006	/s/ Christopher M. Nichols
Name: Christopher M Nichols
Title: Chief Accounting Officer